SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 3, 2010
Date of Report (Date of earliest event reported)

GUINNESS EXPLORATION, INC.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File # 000-53375
(Commission File Number)

98-0465540
 (IRS Employer Identification Number)

P.O. Box 1910 – Level 7 Anzac House, 181 Willis Street
Wellington, New Zealand 6140
(Address of principal executive offices)

509.252.9157
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 8.01 – OTHER EVENTS

On November 3, 2010, Guinness Exploration, Inc. Issued a press release which included further assay results from its 2010 exploration program. A copy of this release follows herein:

GUINNESS INTERSECTS MORE HIGH GRADE GOLD AND SILVER AT ITS CHARLOTTE PROJECT, YUKON

Wellington, New Zealand – November 3, 2010 – Guinness Exploration (“Guinness” or the “Company”) (OTC-BB: GNXP) is pleased to report on the final eight holes completed during its 2010 drill program at the Company’s Charlotte Project near Mt. Nansen in the Yukon Territory, Canada.  As reported in the news release dated October 18, 2010, core drilling was conducted to confirm prior drill intercepts and to expand on known gold and silver mineralization along strike and downdip. The Company completed a total of 1,451.68 metres in fourteen diamond drill holes in the Flex zone, one of five known mineralized zones on the property.

Core holes DDH-10-246 through DDH-10-253 were drilled as twins of previous holes or infills along strike.  Holes 246 and 247 were planned to confirm previously encountered mineralization at the southeast end of the Flex Zone.  The other holes were drilled to test for extensions of gold and silver mineralization downdip from known mineralization.  The holes are described in more detail as follows:

DDH-10-246 was drilled to confirm the southeast extension of the Flex Zone.  However due to poor hole conditions, the hole was abandoned before intersecting the target mineralized zone.

DDH-10-247 was a 35 metre step out to the northwest of the prior hole, and was planned as an infill hole on the Flex Zone.  This hole also had to be abandoned due to poor ground conditions prior to reaching the mineralized zone.

DDH-10-248 was drilled from the same drill pad as hole DDH-10-240, which was a twin of hole 98-193.  This hole was steepened to pierce the mineralized zone 75 metres downdip from the surface and 25 metres below hole 98-193.

DDH-10-249 was located to test a 25 metre downdip extension of mineralization encountered in historic hole 98-192.

DDH-10-250 was located at the same location as DDH-10-249, but steepened to test mineralization 75 metres downdip from the surface and 25 metres below hole 98-192.

DDH-10-251 was drilled at the same location as historic hole 98-195, but steepened to test the mineralization at 75 metres depth.

DDH-10-252 was drilled at the same site as historic hole 98-196, but steepened to test the mineralized zone at 75 metres depth.

DDH-10-253 was located 50 metres west of DDH-10-240 and DDH-10-248 to test gold and silver mineralization at 125 metres depth.

Gold and silver assays for the holes are tabulated below:

Hole Number	Azimuth (degrees)	Dip (Degrees)		From:	To:	Length (m)	Au (ppm)	Ag (ppm)
DDH-10-246	078	-50		26.3	42.05	15.75	0.71	49.0
			Including:	37.50	38.80	1.30	2.90	3.10
				38.80	39.25	0.45	5.68	7.40
Twin of hole 98-239						8.40	3.63	114
DDH-10-247	078	-50				No Significant Assays
35 metre step-out from of hole 98-239						8.40	3.63	114
DDH-10-248	078	-65		83.30	91.90	8.60	3.25	241
			Including:	83.30	84.00	0.70	1.36	13.1
				84.00	85.00	1.00	3.35	129
				86.70	87.45	0.75	5.00	188
				87.45	88.45	1.00	5.70	630
DDH-10-248	078	-65		101.4	115.65	14.25	2.13	82.8
			Including:	112.65	113.5	0.85	22.6	1078
Test Below 98-193						12.3	6.8	267
DDH-10-249	078	-48.8		76.15	83.65	7.50	3.81	38.2
			Including:	77.15	78.15	1	3.02	125
				78.15	78.65	0.50	6.06	22.5
DDH-10-249	078	-48.8		86.4	91.4	5.00	3.52	119
			Including:	87.40	87.90	0.50	24.4	1058
Test below 98-192						14.3	1.01	29.3
DDH-10-250	076	-65		83.00	100.40	17.40	2.34	78.7
			Including:	91.40	92.12	0.72	6.00	492
				92.99	93.65	0.66	4.56	8.70
				93.65	94.10	0.45	23.1	527
				94.72	96.95	2.23	5.10	149
DDH-10-250	076	-65		111.5	112.5	1.00	0.15	26.6
DDH-10-250	076	-65		115	119.8	4.80	0.51	22.9
Test Below 98-192						14.30	1.01	29.3
DDH-10-251	078	-65		101.5	116.74	15.24	0.72	34.5
			Including:	114.75	116.74	1.99	2.05	184
Test below 98-195						13.6	1.2	52.7
DDH-10-252	078	-65		96.15	101.6	5.45	1.12	39.9
			Including:	99	100.2	1.2	2.22	86.6
Test below 98-196						2.5	1.65	73.4
DDH-10-253	078	-65		157.55	163.98	6.43	1.40	17.8
			Including:	161.27	162.55	1.28	2.07	12.7
				162.55	163.98	1.43	3.02	4.00
Step-out test of 98-193						12.3	6.8	267

Technical Advisor John Hiner commented, “other than holes 246 and 247, which we had to abandon due to hole condition and mechanical problems, the drill holes encountered excellent gold and silver grades over potentially mineable widths.  We are highly encouraged by the fact that all of the holes that tested mineralization downdip intersected strong mineralization.”  Mr. Hiner continued, “we believe that the gold and silver mineralization we have encountered in both our confirmation drilling and our step outs along strike and downdip demonstrate the potential to develop a bulk-mineable resource at Charlotte.”

The geochemical results from trenching and sampling on other gold and silver anomalies on the property have been received.  These results will be announced after compilation and interpretation are complete.

For more information please contact Investor Relations at phone: 1-800-841-2788

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION
Safe Harbour Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. The words “believe,” “expect,” “will,” “anticipate,” “contemplate,” “target,” “plan,” “continue,” “budget,” “may,” “intend,” “estimate,” “project” and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUINNESS EXPLORATION, INC.

/s/ Alastair Brown
Alastair Brown,
President & Chief Executive Officer
Dated:  November 3, 2010